As filed with the Securities and Exchange Commission on August 3 , 2015

Registration No. 333-205656

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2
to
FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOKO SOCIAL MEDIA LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

320 King Street

Alexandria, Virginia 22314

Tel: (571) 982-3000

(Address and telephone number of registrant’s principal executive offices)

MOKO.mobi, Inc.

320 King Street

Alexandria, Virginia 22314

Attn.: Ian Rodwell

Tel: (571) 982-3000

(Name, address and telephone number of agent for service)

with a copy to:

Mitchell S. Nussbaum

Norwood P. Beveridge, Jr.

David J. Levine

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee
Ordinary shares, no par value (4)
Preferred shares, no par value
Warrants
Subscription rights (5)
Debt securities
Units (6)
Total			$40,000,000	$4,648	(7)

(1)	There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of preferred shares, such indeterminate number of warrants, such indeterminate number of subscription rights, such indeterminate number of debt securities and such indeterminate number of units as will have an aggregate initial offering price not to exceed $40,000,000, or if any securities are issued in any non-United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $40,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), in the case of securities being offered by the Registrant of Regulation C under the Securities Act of 1933, as amended.

(4)	These ordinary shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents forty ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under Post Effective Amendment No. 1 to a registration statement on Form F-6 (File No. 333-168112).

(5)	Rights evidencing the right to purchase ordinary shares.

(6)	Units may consist of any combination of the securities registered hereunder.

(7)	Previously paid.

The Registrant is filing a combined prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended, in order to satisfy the requirements of the Securities Act of 1933, as amended and the rules and regulations thereunder for this offering and other offerings registered on an earlier registration statement. The combined prospectus in this registration statement relates to, and shall act, upon effectiveness, as post-effective amendment no. 1 on Form F-3 to the registration statement on Form F-1(File No. 333-196073) (the “F-1 Registration Statement”) containing an updated prospectus relating to the offering and sale of ordinary shares issuable upon exercise of warrants that were issued in connection with the initial public offering to the representatives of the underwriters in connection with the Registrant’s initial public offering which were initially registered pursuant to the F-1 Registration Statement declared effective by the Securities and Exchange Commission on June 26, 2014. All filing fees payable in connection with the registration of the securities covered by such post-effective amendment were previously paid in connection with the filing of the original F-1 Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 on Form F-3 to the Registration Statement on Form F-1 (File No. 333-196073) (the “F-1 Registration Statement”) of MOKO Social Media Limited (the “Company” or “MOKO”) and is being filed pursuant to the undertakings in Item 9 of the F-1 Registration Statement to update and supplement the information contained in the F-1 Registration Statement, as originally declared effective by the Securities and Exchange Commission on June 26, 2014. This Amendment No.  2 to the registration statement on Form F-3 is being filed for the purpose of filing a revised exhibit in Part II of the registration statement. Accordingly, this amendment consists of only the facing page, this explanatory note and Part II of the registration statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

Australian law. Australian law provides that a company’s constitution may provide for indemnification of officers and directors, except to the extent of:

•	a liability owed by any officer or director to the company or to a related body corporate of the company;

•	a liability for a pecuniary penalty order made under section 1317G of the Corporations Act;

•	a liability for a compensation order made under sections 961M, 1317H, 1317HA or 1317HB of the Corporations Act;

•	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

•	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

— (i) in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

— (ii) in defending or resisting criminal proceedings in which the officer or director is found guilty;

— (iii) defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

— (iv) in connection with proceedings for relief to the officer under the Corporations Act, in which the court denies the relief.

Sub-paragraph (iii) above does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

Constitution. Our Constitution provides, except to the extent referred to above or as otherwise prohibited by the Corporations Act, for the indemnification of every person who is or has been an officer of MOKO and to the extent applicable, for the indemnification of any person who is or has been an officer of a related body corporate of MOKO against any liability incurred by that person in their capacity as an officer of MOKO or a related body corporate of MOKO (as the case may be).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9.  Exhibits

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement *
1.2	Form of Debt Securities Underwriting Agreement *
3.1	Constitution (1)
4.1	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)
4.2	Form of Amended and Restated Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts(1)
4.3	Certificate of Designation for Preferred Shares *
4.4	Specimen Warrant Certificate *
4.5	Form of Warrant Agreement *
4.6	Form of Subscription Rights Agreement *
4.7	Form of Subscription Rights Certificate *
4.8	Form of Senior Debt Securities Indenture†
4.9	Form of Subordinated Debt Securities Indenture†
4.10	Specimen Unit Certificate *
5.1	Opinion of Addisons Lawyers
5.2	Opinion of Loeb & Loeb LLP†
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges†
23.1	Consent of BDO East Coast Partnership†
23.2	Consent of Addisons Lawyers (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)†
24.1	Power of Attorney†
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture *

†	Previously filed.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

(1)	Incorporated by reference to the registration statement on Form F-1 of the Registrant (File No. 333-196073).

Item 10.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed

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with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to

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a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ( “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia on August 3 , 2015.

MOKO SOCIAL MEDIA LIMITED

By:	/s/ Ian Rodwell
Ian Rodwell
Chief Executive Officer

Signature	Title	Date

/s/ Ian Rodwell	Chief Executive Officer and Director	August 3 , 2015
Ian Rodwell
(principal executive officer)

/s/ Greg McCann	Chairman	August 3 , 2015
Greg McCann
(principal accounting and financial officer)

*	Director	August 3 , 2015
Jeff White

*	Director	August 3 , 2015
Mark Hauser

*	Director	August 3 , 2015
Leo Hindery, Jr.

*By	/s/ Greg McCann
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MOKO Social Media Limited, has signed this registration statement or amendment thereto in New York, New York on August 3 , 2015.

Authorized U.S. Representative

By:	/s/ Mitchell S. Nussbaum
Name: Mitchell S. Nussbaum

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INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement *
1.2	Form of Debt Securities Underwriting Agreement *
3.1	Constitution (1)
4.1	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)
4.2	Form of Amended and Restated Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts(1)
4.3	Certificate of Designation for Preferred Shares *
4.4	Specimen Warrant Certificate *
4.5	Form of Warrant Agreement *
4.6	Form of Subscription Rights Agreement *
4.7	Form of Subscription Rights Certificate *
4.8	Form of Senior Debt Securities Indenture†
4.9	Form of Subordinated Debt Securities Indenture†
4.10	Specimen Unit Certificate *
5.1	Opinion of Addisons Lawyers
5.2	Opinion of Loeb & Loeb LLP†
12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges†
23.1	Consent of BDO East Coast Partnership†
23.2	Consent of Addisons Lawyers (included in Exhibit 5.1)
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)†
24.1	Power of Attorney†
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture *
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture *

†	Previously filed.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

(1)	Incorporated by reference to the registration statement on Form F-1 of the Registrant (File No. 333-196073).

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